Exhibit 99.2

News Release

First Solar Restructures Operations to Align With Sustainable Market Opportunities

Frankfurt (Oder) Manufacturing Facility to be Closed in Q4

Frankfurt (Oder), April 17, 2012 – First Solar, Inc. today announced it is restructuring its global operations in response to deteriorating market conditions in Europe and to reduce costs and align its organization with sustainable market opportunities. As part of the restructuring program, First Solar will close its manufacturing operations in Frankfurt (Oder) in the fourth quarter of 2012, eliminating approximately 1,200 positions.

First Solar also will indefinitely idle four production lines at its manufacturing center in Kulim, Malaysia, on May 1, 2012, eliminating approximately 550 manufacturing positions. These actions, combined with other personnel reductions in the U.S. and Europe, will reduce First Solar’s global workforce by approximately 2,000 positions, about 30 percent of the total.

“The vast majority of the European solar market is not currently economically viable without subsidies, and faced with daunting economic challenges, Eurozone leaders have accelerated major reductions in those programs. Incentives for utility-scale solar projects, our core business, have suffered disproportionately. These cuts have had a dramatic impact on demand that makes our European operations no longer economically sustainable, so we must adapt to the new market,” said Christopher Burghardt, Managing Director of First Solar GmbH and head of sales for Europe. “We will continue to provide service and support for our product in Europe and will work with our strategic European customers to develop utility-scale power plants in sustainable markets globally.”

“We want to acknowledge and express our appreciation to the leaders who created the supportive policies that fostered unprecedented growth in the solar industry over the past five years, which helped make our own growth possible. We are especially grateful to the city of Frankfurt (Oder) and the state of Brandenburg for their unwavering support,” said Burghard von Westerholt, Managing Director of First Solar Manufacturing GmbH. “Most importantly, we appreciate the hard work and dedication of our associates, who have always shown their commitment to quality and precision. We know these actions affect people’s lives, and we have not taken them lightly. We will work to minimize the impact on our associates and to smooth their transition.”

First Solar has scheduled a press conference today, April 17, 2012 at 5:30 p.m. CET in the Berlin Hilton Hotel.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced thin-film modules. The company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module collection and recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Media Contacts

Brandon Mitchener

+32 (2) 233-1113

BMitchener@FIRSTSOLAR.COM

Ted Meyer

+1 (602) 427-3318

ted.meyer@firstsolar.com

SOURCE: First Solar, Inc.